Kraton Corporation Keybanc Industrials & Basic Materials Virtual Conference May 29, 2020

Disclaimers CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION Some of the written and oral statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees,” “future,” or by discussions of strategy, plans, or intentions. The statements in this presentation that are not historical statements, including, but not limited to, the slide titled “Business Outlook by geography and end use application”; statements regarding our expectations as to the continued impact of the coronavirus (“COVID-19”) pandemic (including governmental and regulatory actions relating thereto) on demand for our products, on the national and global economy and on our customers, suppliers, employees, business and results of operations; projections of annual run rate cost savings; expectations of our financial flexibility, balance sheet strength and liquidity; projections for debt reduction and the achievement of associated leverage ratios; the impacts of our sustainability initiatives and our ability to deliver sustainable value creation; our strategic focuses; our target growth markets; drivers for future demand for HSBC and USBC products; the strength of our geographic and end market diversification and ability to position our product portfolio; actions regarding our future capital deployment and capital spending; our expectations about the market outlook for our products and application including but not limited to tires, paving, automotive, oilfield, and lubricant additives; the impact of crude pricing decline and CST pricing on our business and results of operations; and our expectations regarding the future of the global market and economic strength, are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include, but are not limited to the factors set forth in this presentation, in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in our prior presentations and other filings with the SEC, the information contained in this presentation updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. Keybanc Industrials & Basic Materials Virtual Conference 2

Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Consolidated Net Debt: We define consolidated net debt as total consolidated debt (including debt of KFPC) less consolidated cash and cash equivalents. Management uses consolidated net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using consolidated net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the FX effect on our foreign currency denominated debt agreements. Consolidated Net Debt Leverage Ratio: The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Our use of this term may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Keybanc Industrials & Basic Materials Virtual Conference 3

Kraton at a Glance

Kraton – A Part of Your Daily Life Fiber Optic Cables Our innovations In a constantly connected world, we improve the quality of Roads rely on fiber optic cables to keep our countless everyday Kraton innovations allow for the cellphone data and internet lines items that enhance development of highly modified running. asphalt designed to withstand your way of life. extreme hot or cold weather as well Kraton polymers protect the cable’s as high traffic. fiber by reducing the likelihood of water penetration, allowing for fast and A longer lasting road and shorter continuous contact with everyone reconstruction time allow for a safer around you. driving experience while reducing carbon footprint. Baby Diapers Our innovations provide the excellent recovery to withstand repeated pull up-and-down cycles along with stretch, fit and breathability so young ones can continue to be on the move. Wood Coatings A protective layer of alkyd- based coating or varnish will protect your wooden floors and stairs while keeping them looking new. 5 Kraton Overview 5

Our Products Our SBC polymers are a class of Our biobased pine chemistry enables thermoplastic elastomers, which is numerous industries to replace non- a plastic material that behaves like renewable resources with high- rubber, delivering both strength performance, sustainable and elasticity. alternatives. Kraton Overview 6

Kraton’s History - 50+ Years of Innovation and Growth 7 Kraton Overview 7

Kraton At a Glance Segment Highlights Revenue(2) Polymer Segment Chemical Segment $1.8 Billion $1.1 Billion(2) $751 Million(2) Cariflex (18%) Adhesives (35%) . Surgical gloves & condoms . Tapes & labels . Medical Applications . Assembly . Coatings . Packaging . Specialized footwear . Pavement marking Specialty Polymers (32%) Performance Chemicals (58%) Adjusted EBITDA . Consumer products . Coatings . Wire & cable insulation . Fuel additives (1) . Diapers & personal care products . Metalworking fluids & lubricants Margin . Lubricant additives . Oilfield chemicals . Medical applications . Mining . Paper sizing & spot markets Performance Products (50%) . Paving & roofing Tires (7%) 17.8% . Packaging & Industrial adhesives . High performance tires . Printing plates . Winter tires . Personal care . All-season tires (1) See our earnings releases, available under the Investor Relations tab of our website at www.kraton.com, for reconciliations of GAAP financial measures to non-GAAP financial measures. (2) 2019 revenue. The Cariflex business was sold March 6, 2020. Cariflex revenue was $186.3 million in 2019. Kraton Overview 8

Business Outlook by Geography and End Use Application Well Diversified Portfolio Geographic Diversification Key End Uses Polymer Chemical Market Sector %revenue %revenue View Region %Rev Outlook Adhesives & Packaging 21% 34% G Medical, Personal Care 11% 1% G Americas 47% Stable & Hygiene Infrastructure 35% 6% G Europe 37% Mixed Consumer Durables 12% 5% Y General Industrial 9% 33% Y China/Asia 16% Improving Automotive/Tires 10% 15% R Oilfield 2% 6% R G Favorable Y Cautious R Weakness * Analysis based on Q1 TTM Revenues. Excludes Cariflex divested March 6th, 2020 Kraton First Quarter 2020 Earnings Call 9

Kraton’s Strategic Focus . Targeted Innovation Expand . Continued Portfolio Shift Specialty . Commercialization of New Portfolio Products . Focus on cash . Geographic and generation and Capital Organic End-market debt reduction Discipline Growth Expansion . Maintain Prudent . Application Capital Structure Development . Leverage Capacity Expansions . Cost Competitiveness . Disciplined approach . Capability & Process Operational Portfolio . Best owner mentality Improvement Excellence Management . Total Quality . Bench Strength . Work safely Kraton CorporationKraton | December Overview 2019 10

Kraton’s Global Footprint Niort, France Berre, France Sandarne, Sweden Oulu, Finland Manufacturing Facility Manufacturing Facility Manufacturing Facility Manufacturing Facility Belpre, OH Manufacturing Facility Wesseling, Germany Manufacturing Facility Dover, OH Manufacturing Facility Gersthofen, Germany Manufacturing Facility Savannah, GA Manufacturing Facility “BLS” acidulation capabilities Pensacola, FL Manufacturing Facility Kashima, Japan JV Manufacturing Facility Panama City, FL Manufacturing Facility “BLS” acidulation capabilities Mailiao, Taiwan KFPC JV Manufacturing Facility Kraton refineries located in close proximity to some of the world’s largest kraft pulp supplies Kraton Overview 11

Kraton’s Innovation Focus

Polymer Segment - Target Growth Markets Protect and Promote Growth- Satisfy Unmet Needs Oil Gels IV Bags, Tubing Protective Films Oilfield Chemicals Soft Skins Adhesives ADDRESSABLE MARKET . Innovation in stable/ . Defining . Large market . New synthetic . GM-PATAC . Fiber Optic Cable 34%light color rosin NextGen share in high peel suspension program on esters to meet future polymer for IV segment additives track for launch . Post-tensioning market films to manage application gel opportunity requirements: Best in competitive . Polymer solution . Additional IMSS being validated Class Biobased Rosin market delivers unmet programs 24% in various regions Ester market needs vs acrylics & other . 2nd Generation . Health & Beauty . Biobased competitive HSBC IMSS technology Gels: Global certification provides polymers improvements strategy in transparency and 42% development for credibility to our . New polymer market customers penetration development for medium peel PF . Kraton DX0222 for underway Reactive, Higher Temperature Resistance Adhesives Applications 13 Kraton Overview 13

Chemical Segment - Target Growth Markets Pushing the limits of where our established Chemical Products can be taken Adhesives Roadmarking Tires Dispersions Coatings ADDRESSABLE MARKET . Kraton with leading . Market with . Focus on Tread . Market for water- . Coatings markets position for attractive growth Enhancement borne tackifier with34% increasing renewable bio-based rates Additives (TEA) dispersions continues demand for Tackifiers to grow sustainable products . Established and . Major drivers: . Kraton with . Our Pine based Fatty continuously Safety, self-driving leading position in . Asia Pacific market Acids24% combine growing market vehicles, longevity TEA market with with highest growth attractive growth rates excellent . Kraton most of Roadmarking rates performance recently introduced attributes & superior next generation of . Kraton in final phase . Kraton pre-launched . Kraton most sustainability Rosin Esters to launch our first 42% a unique recently launched features Dispersions . These products Roadmarking our new manufacturing combine proven product combining SYLVATRAXX 8000 . New TOFA grades facility in Asia advantages of Rosin our Polymer and series with superior colour Esters with superior Chemical in customer tests color technologies 14 Kraton Overview 14

Structural Trends in Asia Driving Future Demand for HSBC and USBC . New roads & highways across Asia, China Belt & Road Infrastructure SBS Paving initiative Grades Spending . India and SEA countries moving towards PMB 1 Automotive . Continued growth or regional automotive market IMSS, LMW Market . New design of EV cars provides opportunities for SEBS Grades 2 Global . Increased demand for higher quality food packaging Increase of SBS & LMW HSBC&USBC . Increase in medical & FDA standards requiring high 3 Living Standard Grades Demand purity products Drivers SEPS, new 4 . Continued investment in optical fiber networks 5G Networks CCL . Increased demand for advanced printing plates Technology 5 Pollution . Stringent solvent emissions standards driving hot melt adhesives LMW Grades Control . Increased plastic recycling targets 15 Kraton Overview 15

Polymer Segment

Polymer Manufacturing - Overview


Styrene
Butadiene
Isoprene

#1 Monomer Preparation & Polymerization

Styrene, Butadiene and Isoprene are monomers used in the Polymers segment. These raw materials need to be purified before going to the reactor to start the polymerization process. Polymerization is the process of creating a long chain of monomers which stay in a solvent phase initially. A unique feature of Kraton polymers is their block structure. There is a special category of Kraton polymer that is hydrogenated (Kraton G) and functionalized (Kraton FG) - enabling enhanced characteristics in the final product.


Styrene
Butadiene
Isoprene
Copolymerization of
Unhydrogenated Styrenic Block Copolymer
Hydrogenation of
Hydrogenated Styrenic Block Copolymer
Isoprene
Isoprene Cariflex™ IR
Cariflex IR Latex

#2 Polymer Recovery from Solvent

The solvent in which the polymer is dissolved is removed subsequently. By identifying and mitigating loss spots, solvent recovery is optimized. This recovered solvent is purified and then recovered back to the polymerization reactor. Process optimizations that reduce the amount of energy required in the process reduces natural gas or oil consumption.



#3 Drying & Final Packaging

New technologies can help prevent product losses over the manufacturing process. Polymers can have different shapes and sizes, depending on the grade. The final step of the process is the removal of water, after which packaging takes place and products are prepared for shipping.

KRATON

Kraton Overview 17

Polymer Segment Overview  Kraton invented Styrenic Block Copolymers (SBCs), which are highly-engineered polymers used to impart specific properties to a wide variety of end use products  Kraton remains a leading global producer of SBCs, and within the Polymer segment, produces two primary product families  Unhydrogenated SBCs  Hydrogenated SBCs  Strategically focused on enhancing portfolio profitability through application of R&D and portfolio shift to higher-value products and execution of cost-reset initiatives, to deliver $70 million of cost reductions 2019 Revenue Breakdown(2) Historical Adjusted EBITDA(1) Performance(2) Revenue by Product Group Revenue by Geography $ in millions 19% $500 17% 18% 18% 20% $450 16% 18% $400 16% $350 12% 14% Cariflex $300 12% 15% Specialty Asia Pacific $250 10% Polymers 29% Americas $200 8% 32% $150 6% 40% $223 $215 $100 $183 $188 4% $147 $167 $50 2% Performance $- 0% EMEA Products 31% 2014 2015 2016 2017 2018 2019 52% Adj. EBITDA Adj. EBITDA Margin (1) See our earnings releases, available under the Investor Relations tab of our website at www.kraton.com, for reconciliations of GAAP financial measures to non-GAAP financial measures. (2) Includes results for Cariflex, which was sold March 6, 2020. Keybanc Industrials & Basic Materials Virtual Conference 18

Polymer Segment - Overview End Use Monomers Products Business Applications Polymer modified asphalt, Unhydrogenated SBC’s Performance Products tapes, labels non-woven Butadiene Isoprene Styrene (SBS, SIS, SIBS) (USBC’s) adhesives and industrial adhesives Soft Skin, Personal Hydrogenated SBC’s Specialty Polymers Care, IV bags, Medical (SEBS, SEPS) Tubing, Butadiene Isoprene Styrene (HSBC’s) Lubricant Additives Keybanc Industrials & Basic Materials Virtual Conference 19

Chemical Segment

The Process from Pine to Product #1 Tall Oil Black liquor soap - a sidestream of the kraft pulp process - is converted to crude tall oil. We capture the valuable substances contained in tall oil and turn them into specialty chemicals in our biorefineries. #2 Processing The tall oil is pumped into our bio-refinery. Here it is distilled to extract valuable materials. We produce tall oil fatty acids, tall oil rosin, distilled tall oil and tall oil pitch. We call these fractions. #3 Product Development The fractions are refined and upgraded into a wide range of biobased specialty chemicals. These are sold to customers who seek superior product performance. By replacing fossil-based chemicals, customers also achieve their sustainability goals. Our biobased products enable customers to improve product performance, reduce GHG emissions and enable the reuse of materials. Kraton Overview 21

Chemical Segment - Overview Through its Chemical segment, Kraton refines and further upgrades two primary feedstocks, Crude Tall Oil (“CTO”) and Crude Sulfate Turpentine (“CST”), into specialty chemicals. CTO and CST are wood-pulping co-products and as such, the Chemical segment’s product offering is based upon renewable resources  Kraton offers high value-added products in three target markets - Adhesives, Performance Chemicals and Tires - that offer strong potential for growth  Kraton has an advantageous feedstock position via a long-term supply agreement with International Paper  Kraton’s chemical business has a stable and diverse customer base with long-standing relationships in a broad array of end markets 2019 Revenue breakdown Historical Adjusted EBITDA(1) Performance Revenue by Product Group Revenue by Geography $ in millions Tires 7% $500 30% $450 23% 24% Asia 25% $400 20% 20% 21% Pacific $350 18% 20% 15% $300 $250 15% Adhesives Americas $200 10% 35% $150 45% $192 Performance $100 $179 EMEA $171 $151 $163 5% Chemials $50 $132 40% 58% $- 0% 2014 2015 2016 2017 2018 2019 Adj. EBITDA Adj. EBITDA Margin (1) See our earnings releases, available under the Investor Relations tab of our website at www.kraton.com, for reconciliations of GAAP financial measures to non-GAAP financial measures. Keybanc Industrials & Basic Materials Virtual Conference 22

Chemical Segment - Overview

Raw Materials → Fractions → Specialty Chemicals → End Use Applications

Raw Materials	Fractions	Specialty Chemicals	End Use Applications
Crude Tall Oil ("CTO") Crude Sulfate Turpentine ("CST")	Tall Oil Fatty Acid ("TOFA")	Dimer Acids Polyamide Resins	Adhesives
	Distilled Tall Oil ("DTO")	Rosin Resins Dispersions	Tires
	Tall Oil Rosin ("TOR")	Upgraded Rosins Insoluble Maleics	
	Pitch	Terpene Resins AMS Resins	Performance Chemicals

Raw materials are a renewable resource, derived from the Kraft pulping process

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Sustainability at Kraton

How We Create Value to Society Keybanc Industrials & Basic Materials Virtual Conference 25

Broad Sustainability Focus Keybanc Industrials & Basic Materials Virtual Conference 26

Chemical Segment Sustainable Bio-based Solutions . Our biobased products provide renewable and sustainable solutions . Sourced from responsibly managed forests . Do not compete with land for food crops . Product certification provides transparency and credibility . Kraton has certified 31 product families that cover more than 100 products . Our biobased products create value in many markets, such as adhesives, paints, books, tapes, fragrances, roofing materials, pavements, road markings, car tires, and fuel additives Keybanc Industrials & Basic Materials Virtual Conference 27

Kraton™ Sustainable Solutions for Plastics Industry Kraton™ Circular Solutions enable a holistic approach to plastic product life cycle to meet diverse industry needs Keybanc Industrials & Basic Materials Virtual Conference 28

Kraton™ Circular Solutions Deliver Sustainable Value Creation Across Plastic Value Chain Proven performance across Consumer Products and Industrial, Packaging and Automotive applications Keybanc Industrials & Basic Materials Virtual Conference 29

High Performance Versatile Portfolio for Circularity Keybanc Industrials & Basic Materials Virtual Conference 30

Financial Highlights

First Quarter 2020 Financial Highlights

GAAP Results	▪ Consolidated net income of $209.0 million ▪ Polymer segment operating income of $17.9 million ▪ Chemical segment operating income of $10.3 million
Consolidated Results	▪ Revenue of $427.3 million, down $29.1 million vs. Q1 2019 ▪ Q1 2020 Adjusted EBITDA[1] of $77.9 million, down 12.9% vs. Q1 2019 ▪ Adjusted EBITDA margin[2] of 18.2% vs. 19.6% in Q1 2019
Polymer Adjusted EBITDA[1]	▪ Q1 2020 Adjusted EBITDA[1] of $51.2 million, up 6.3% vs. Q1 2019 ▪ Adjusted EBITDA margin[2][3] of 21.3% vs. 18.4% in Q1 2019 ▪ Continued margin stability
Chemical Adjusted EBITDA[1]	▪ Q1 2020 Adjusted EBITDA[1] of $26.7 million, down 35.3% vs. Q1 2019 ▪ Adjusted EBITDA margin[2] of 14.3% vs. 21.1% in Q1 2019 ▪ CST and TOR margins stabilizing vs. year-end 2019
Debt Reduction & Liquidity	▪ First quarter 2020 reduction in consolidated debt of $378.8 million and reduction in Consolidated Net Debt of $495.3 million, or $484.6 million adjusted for FX[1] ▪ Ample liquidity between cash on hand and approximately $200 million of availability under $250 million ABL Facility

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended March 31, 2020, Adjusted EBITDA margin adjusted for the IR Supply Agreement would be 20.5%.

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Polymer Segment Results

	Three Months Ended March 31,		
	2020	2019	Change
	($ In millions)		
Volume (kT)	70.8	73.8	(3.0)
Revenue	$ 240.4	$ 261.1	$ (20.7)
Operating income	$ 17.9	$ 9.3	$ 8.7
Adjusted EBITDA[(1)]	$ 51.2	$ 48.2	$ 3.0
Adjusted EBITDA margin[(2)(3)]	21.3%	18.4%	290 bps

Note: May not foot due to rounding.

Q1'20 vs. Q1'19

- No material impact from COVID-19
- Adjusted EBITDA[(1)] up $3.0 million or 6.3% vs. Q1'19
- Sales volume declined 4.0% vs. Q1'19
  - Performance Products sales volume down 7.9% reflecting lower sales into paving applications vs. particularly strong Q1'19 , partially offset by higher sales of SIS into adhesive applications
  - Specialty Polymer sales volume up 3.9%, primarily reflecting timing associated with sales to a large lubricant additive customer
  - Cariflex business sold March 6th. Cariflex volume for Q1'20 ownership period down 9.8% compared to full quarter Q1'19
- Gross Profit of $68.7 million and Adjusted Gross Profit[(1)] of $1,070 per ton in Q1'20, compared to $1,021 per ton in Q1'19

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended March 31, 2020, Adjusted EBITDA margin adjusted for the IR Supply Agreement would be 20.5%.

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Chemical Segment Results

		Three Months Ended March 31,				
		2020		2019		Change
		($ In millions)				
Volume (kT)		110.1		103.6		6.5
Revenue	$	186.9	$	195.4	$	(8.5)
Operating income	$	10.3	$	25.9	$	(15.6)
Adjusted EBITDA[(1)]	$	26.7	$	41.3	$	(14.6)
Adjusted EBITDA margin[(2)(3)]		14.3%		21.1%		(680 bps)

Note: May not foot due to rounding.

Q1'20 vs. Q1'19

- No material impact from COVID-19
- Adjusted EBITDA[(1)] down $14.6 million or 35.3% vs. Q1'19, reflecting lower pricing in CST and TOR chains, partially offset by higher sales of raw materials and TOR upgrades
- Sales volume increased 6.5 kilotons or 6.3% vs. Q1'19
  - Performance Chemicals volume up 7.5%, with lower sales of TOFA and TOFA upgrades offset by higher opportunistic sales of raw materials
  - Adhesives volume up 4.3% on higher demand in packaging and construction adhesive applications
  - Tires volume up 1.3%
- Adjusted EBITDA margin[(2)(3)] of 14.3% vs. 21.1% for Q1'19

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.2% for the three months ended March 31, 2019.

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Balance sheet and Liquidity ($ in millions) 12/31/2019 Change 3/31/2020 Maturity ABL – ($250MM Facility) $0 $15 $15 Jan-2023 USD Term Loan $290 ($290) $0 Mar-2025 EUR Term Loan $277 $(90) $187 Mar-2025 USD 7.00% Notes $395 $0 $395 Apr-2025 EUR 5.25% Notes $325 $(6) $319 May-2026 KFPC Total Debt $102 ($7) $95 Jan-2022 Capital Leases $1 $0 $1 Dec-2024 Consolidated Debt $1,391 ($379) $1,012 Cash ($35) ($116) ($152) Consolidated Net Debt $1,356 ($495) $860 Effect of F/X $11 Consolidated Net Debt Excl. F/X $871 May not foot due to rounding TTM Adjusted EBITDA(1) $321 $309 Consolidated Net Debt Leverage Ratio(2) 4.2x 2.8x Consolidated Net Debt Leverage Ratio 3.5x (excl. Cariflex and IRSA)(2) Consolidated Net Debt, excluding F/X(1) reduced by $485 million in Q1’20 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. The TTM period is March 31, 2019 to March 31, 2020 (2) Defined as Total Net Debt divided by TTM Adjusted EBITDA. Keybanc Industrials & Basic Materials Virtual Conference 35

Appendix

Pine Chemicals - Overview


Raw Materials
Fractions
Major Upgrades / Derivatives
Markets
Pulp Mills
Crude Tall Oil ("CTO")
Crude Sulfate Terpentine ("CST")
Refining
Refining
AMS
Lighter
Heavier
TOFA
DTO
TOR
Pitch
Terpene Fractions
Dimer Acids
Polyamide Resins
Rosin Resins
Dispersions
Upgraded Rosins
Insoluble Maleics
Terpene Resins
AMS Resins
Adhesives
▪ Packaging
▪ Tapes
▪ Labels
▪ Assembly
▪ Pavement Marking
▪ Paving
▪ Roofing
Tires
▪ Winter & All-Season
High Performance Tires
Performance Chemicals
▪ Fuel Additives
▪ Oilfield Chemicals
▪ Mining
▪ Coatings
▪ Metalworking Fluids & Lubricants
▪ Inks
▪ Flavors & Fragrances
Adhesives
Tires
Performance Chemicals

Kraton Overview 37

Consolidated Net Debt March 31, 2020 December 31, 2019 (In millions) Kraton debt $ 916.6 $ 1,288.3 KFPC(1)(2) loans 95.2 102.4 Consolidated debt 1,011.8 1,390.7 Kraton cash 148.4 24.6 KFPC(1) cash 3.2 10.4 Consolidated cash 151.5 35.0 Consolidated net debt $ 860.3 $ 1,355.6 Effect of foreign currency on consolidated net debt 10.7 Consolidated net debt excluding effect of foreign currency $ 871.1 Note: May not foot due to rounding. (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton Overview 38

Consolidated Results Three Months Ended March 31, 2020 2019 Change ($ In millions, except per share amounts) Revenue $ 427.3 $ 456.4 $ (29.1) Consolidated net income $ 209.0 $ 13.6 $ 195.4 Diluted earnings (loss) per share $ 6.47 $ 0.39 $ 6.08 Operating income $ 28.2 $ 35.1 $ (6.9) Adjusted EBITDA(1) $ 77.9 $ 89.4 $ (11.6) Adjusted EBITDA margin(2)(3) 18.2% 19.6% (140 bps) Adjusted diluted earnings per share(1) $ 0.27 $ 0.88 $ (0.61) Note: May not foot due to rounding. $89.4 $77.9 $35.1 $28.2 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. (3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.5% for the three months ended March 31, 2019. Kraton Overview 39

Polymer – Revenue by Geography and End Use TTM March 31, 2020 Segment Revenue by Geography Segment Revenue by End Use Kraton Overview 40

Revenue by Product Group Revenue by Geography 2020 31, Group TTM March byGeography Revenue Product and – Polymer CARIFLEX SPECIALTYPOLYMERS PERFORMANCEPRODUCTS Kraton Kraton Overview 41

Chemical – Revenue by Geography and Product Group TTM March 31, 2020 ADHESIVES PERFORMANCE CHEMICALS TIRES 35% of TTM Revenue 59% of TTM Revenue 6% of TTM Revenue Chemical Segment Revenue Kraton Overview 42

Polymer Segment Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended March 31, 2020 2019 (In thousands) Gross profit $ 68,731 $ 53,886 Add (deduct): Transaction, acquisition related costs, restructuring, and other costs 130 — Non-cash compensation expense 171 199 Spread between FIFO and ECRC 6,745 21,215 Adjusted gross profit (non-GAAP) (a) $ 75,777 $ 75,300 Sales volume (kilotons) 70.8 73.8 Adjusted gross profit per ton (a) $ 1,070 $ 1,021 (a) For the three months ended March 31, 2020, adjusted gross profit and adjusted gross profit per ton, adjusted for the IRSA, would be $72.4 million and $1,037, respectively. Kraton Overview 43

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
			(In thousands)			
Net income attributable to Kraton			$ 208,086			$ 12,668
Net income attributable to noncontrolling interest			934			944
Consolidated net income			209,020			13,612
Add (deduct):						
Income tax (benefit) expense			(36,552)			2,654
Interest expense, net			17,461			18,941
Earnings of unconsolidated joint venture			(101)			(121)
(Gain) loss on extinguishment of debt			13,954			(210)
Other (income) expense			(327)			259
Disposition and exit of business activities			(175,214)			—
Operating income	$ 17,925	$ 10,316	28,241	$ 9,250	$ 25,885	35,135
Add (deduct):						
Depreciation and amortization	13,347	17,826	31,173	13,971	17,551	31,522
Disposition and exit of business activities	175,214	—	175,214	—	—	—
Other income (expense)	55	272	327	(427)	168	(259)
Gain (loss) on extinguishment of debt	(13,954)	—	(13,954)	210	—	210
Earnings of unconsolidated joint venture	101	—	101	121	—	121
EBITDA (a)	192,688	28,414	221,102	23,125	43,604	66,729
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	10,148	762	10,910	714	398	1,112
Disposition and exit of business activities	(175,214)	—	(175,214)	—	—	—
(Gain) loss on extinguishment of debt	13,954	—	13,954	(210)	—	(210)
Hurricane related costs (c)	—	—	—	—	5,861	5,861
Hurricane reimbursements (d)	—	—	—	—	(5,220)	(5,220)
Non-cash compensation expense	2,848	—	2,848	3,309	—	3,309
Spread between FIFO and ECRC	6,745	(2,466)	4,279	21,215	(3,364)	17,851
Adjusted EBITDA	$ 51,169	$ 26,710	$ 77,879	$ 48,153	$ 41,279	$ 89,432

(a) Included in EBITDA is a $11.1 million gain on insurance for the three months ended March 31, 2019, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $3.4 million, which represents revenue deferred until the products are sold under the IRSA.

(a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

Kraton Overview 44

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures TTM March 31, 2020 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. (c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. (d) Startup costs related to the joint venture company, KFPC. (e) We recorded a gain of $4.6 million in other income (expense) related to the sale of emissions credits accumulated by our Swedish Chemical legal entity. Kraton Overview 45

Reconciliation of Diluted EPS to Adjusted Diluted EPS Three Months Ended March 31, 2020 2019 Diluted Earnings Per Share $ 6.47 $ 0.39 Transaction, acquisition related costs, restructuring, and other costs (a) 0.26 0.03 Disposition and exit of business activities (4.96) — (Gain) loss on extinguishment of debt 0.34 (0.01) Tax restructuring (1.95) — Hurricane related costs (b) — 0.18 Hurricane reimbursements (c) — (0.16) Spread between FIFO and ECRC 0.11 0.45 Adjusted Diluted Earnings Per Share (non-GAAP) $ 0.27 $ 0.88 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. (c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. Kraton Overview 46